Exhibit 99.1

MicroVision Announces First Quarter 2026 Results

REDMOND, WA / ACCESSWIRE / May 13, 2026 / MicroVision, Inc. (NASDAQ:MVIS), defining the next generation of lidar-based perception solutions, today announced its first quarter 2026 results.

Key Business and Operational Highlights

●	Completed value-enhancing asset acquisitions from Luminar Technologies and Scantinel Photonics, accelerating commercial strategy and expanding product portfolio with two 1550nm ToF long-range lidar sensors, IRIS and HALO, and a 1550nm FMCW ultra-long-range lidar sensor.

●	Advanced commercial momentum in the Industrial and Security & Defense sectors with new and repeating orders for MOVIA L short-range sensors, IRIS long-range sensors, and integrated software.

●	Redefined a new era for lidar, leading with a product portfolio that supports a wide array of applications in many verticals, open software that lowers system cost and expands capability, and high-quality solutions that perform at the right price.

●	Accelerated near-term revenue opportunities and amplified customer engagement, actively shipping sensors from existing and acquired inventory.

●	Expanded industry-leading product portfolio, with short-, mid-, long-, and ultra-long-range lidar solutions, featuring a mix of solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

●	Streamlined post-acquisition operating expenses, with reduction in global workforce by approximately 15% and consolidation of engineering and operations functions from Redmond to Orlando location.

“We feel very good about our accelerating progress throughout the first quarter, establishing a strong foundation and boldly executing on our strategy to transform the lidar industry,” said Glen DeVos, MicroVision’s Chief Executive Officer. “Following the Q1 asset acquisitions from Luminar and Scantinel, we’ve successfully incorporated the technologies and products, integrated the teams, and streamlined operations. Our broad product portfolio, ready-to-ship sensor inventories, and diversified product roadmap have allowed us to stabilize and strengthen existing commercial relationships while building new opportunities and partnerships.”

“We’ve taken on the challenge of redefining lidar, and it is exciting to see the future taking shape,” concluded DeVos.

Key Financial Highlights for Q1 2026

●	Revenue for the first quarter of 2026 was $0.9 million, compared to $0.6 million for the first quarter of 2025, primarily as a result of a greater volume of sensors shipped during the first quarter of 2026.

●	Total operating expenses for the first quarter of 2026 were $23.9 million, compared to $14.1 million for the first quarter of 2025, with the increase primarily relating to costs stemming from the acquisitions and related integration activities completed during the first quarter of 2026.

●	Net loss for the first quarter of 2026 was $25.3 million, or $0.08 per share, compared to a net loss of $28.8 million, or $0.12 per share, for the first quarter of 2025.

●	Adjusted EBITDA for the first quarter of 2026 was a $17.2 million loss, compared to a $10.7 million loss for the first quarter of 2025.

●	Cash used in operations in the first quarter of 2026 was $16.4 million, compared to cash used in operations in the first quarter of 2025 of $14.1 million.

●	The Company ended the first quarter of 2026 with $46.1 million in cash and cash equivalents, including investment securities, compared to $74.8 million at December 31, 2025.

Upcoming Investor Events

Management will participate in the Deutsche Bank Securities Global Autos, Mobility & Robotics Conference, May 19 – 20, 2026 in New York City.

Conference Call and Webcast: Q1 2026 Results

MicroVision will host a conference call and webcast, consisting of prepared remarks by management and a question-and-answer session at 1:30 PM PT/4:30 PM ET on Wednesday, May 13, 2026 to discuss the financial results and provide a business update. Analysts and investors may pose questions to management during the live webcast on May 13, 2026.

The live webcast can be accessed on the Company’s Investor Relations website under the Events tab HERE. The webcast will be archived on the website for future viewing.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

MicroVision, MAVIN, MOSAIK, MOVIA, IRIS, and SENTINEL are trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Non-GAAP information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; non-cash gains and losses; share-based compensation; restructuring costs; severance expense; and impairment charges. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

Forward-Looking Statements

Certain statements contained in this release, including market position, expectations, and likelihood of success; opportunities for customer engagement and revenue; expense reduction; benefits of acquisitions and integration synergies; market position; product portfolio; product and manufacturing capabilities; transaction benefits; access to capital and capital-raising opportunities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Marketing@MicroVision.com

Source: MicroVision, Inc.

MicroVision, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2026	2025

Assets
Current assets
Cash and cash equivalents	$46,120	$32,363
Investment securities, available-for-sale	-	42,471
Restricted cash, current	485	497
Accounts receivable, net of allowances	732	47
Inventory	4,028	745
Other current assets	2,858	4,989
Total current assets	54,223	81,112

Property and equipment, net	17,300	4,280
Operating lease right-of-use assets	17,929	14,075
Restricted cash, net of current portion	1,189	1,204
Intangible assets, net	13,662	32
Goodwill	3,677	-
Other assets	2,224	2,416
Total assets	$110,204	$103,119

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$4,537	$1,628
Accrued liabilities	7,542	5,426
Deferred revenue	411	-
Derivative liability	2,035	-
Notes payable	32,141	19,212
Operating lease liabilities, current	4,985	3,481
Finance lease liabilities, current	13	14
Other current liabilities	99	388
Total current liabilities	51,763	30,149

Warrant liability	1,271	1,875
Operating lease liabilities, net of current portion	16,259	14,034
Finance lease liabilities, net of current portion	21	27
Other long-term liabilities	1,347	1,486
Total liabilities	70,661	47,571

Commitments and contingencies
Shareholders’ equity
Common stock at par value	322	306
Additional paid-in capital	1,021,218	1,011,835
Accumulated other comprehensive income	559	669
Accumulated deficit	(982,556)	(957,262)
Total shareholders’ equity	39,543	55,548
Total liabilities and shareholders’ equity	$110,204	$103,119

MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except per share data)

	Three months ended March 31,
	2026	2025

Revenue	$935	$589

Cost of revenue	572	550
Gross profit	363	39

Research and development expense	14,445	7,403
Sales, marketing, general and administrative expense	9,511	6,676
Impairment loss on operating lease right-of-use assets	9	-
Gain on disposal of fixed assets	(108)	-
Total operating expenses	23,857	14,079

Loss from operations	(23,494)	(14,040)

Interest expense	(2,753)	(12,903)
Unrealized gain on derivative liability	3,380	842
Unrealized gain on warrant liability	604	1,761
Realized loss on debt extinguishment	(3,083)	(4,654)
Bargain purchase gain	147	-
Other income	87	288

Net loss before taxes	$(25,112)	$(28,706)

Income tax expense	(182)	(73)

Net loss	$(25,294)	$(28,779)

Net loss per share - basic and diluted	$(0.08)	$(0.12)

Weighted-average shares outstanding - basic and diluted	308,650	235,933

MicroVision, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2026	2025

Cash flows from operating activities
Net loss	$(25,294)	$(28,779)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	2,368	1,408
Unrealized gain on derivative liability	(3,380)	(842)
Unrealized gain on warrant liability	(604)	(1,761)
Loss on debt extinguishment	3,083	4,654
Bargain purchase gain	(147)	-
Gain on disposal of fixed assets	(108)	-
Impairment of operating lease right-of-use assets	9	-
Inventory write-downs	27	-
Non-cash interest expense	-	7,325
Amortization of debt discount and issuance costs on notes payable	2,743	5,559
Share-based compensation expense	983	1,921
Net accretion of premium on short-term investments	(81)	(118)
Change in:
Accounts receivable	(685)	674
Inventory	490	(228)
Other current and non-current assets	308	(2,713)
Accounts payable	2,800	95
Accrued liabilities	2,116	(348)
Contract liabilities and other current liabilities	122	(342)
Operating lease liabilities	(1,086)	(556)
Other long-term liabilities	(107)	(47)
Net cash used in operating activities	(16,443)	(14,098)

Cash flows from investing activities
Sales of investment securities	42,528	13,522
Purchases of investment securities	-	(10,333)
Cash paid for business combination	(33,178)	-
Purchases of property and equipment	(143)	(99)
Net cash provided by investing activities	9,207	3,090

Cash flows from financing activities
Principal payments under finance leases	(3)	(2)
Principal proceeds from notes payable, net of debt discount and issuance costs	20,732	-
Net proceeds from issuance of common stock and warrants	311	8,207
Net cash provided by financing activities	21,040	8,205

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(74)	81

Change in cash, cash equivalents, and restricted cash	13,730	(2,722)
Cash, cash equivalents, and restricted cash at beginning of period	34,064	56,247
Cash, cash equivalents, and restricted cash at end of period	$47,794	$53,525

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of March 31, 2026 and 2025:

	March 31,	March 31,
	2026	2025
Cash and cash equivalents	$46,120	$51,918
Restricted cash, current	485	70
Restricted cash, net of current portion	1,189	1,537
Cash, cash equivalents, and restricted cash	$47,794	$53,525

MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

	Three months ended March 31,
	2026	2025

Reconciliation of Non-GAAP Gross Profit:
Gross profit	$363	$39
Inventory related write-downs	27	-
Amortization of acquired intangibles	-	217
Adjusted Gross Profit	$390	$256

Reconciliation of Non-GAAP Loss:
GAAP Net loss	$(25,294)	$(28,779)
Interest expense, net	2,666	12,615
Provision for income taxes	182	73
Depreciation and amortization	2,368	1,408
Unrealized gain on derivative liability	(3,380)	(842)
Unrealized gain on warrant liability	(604)	(1,761)
Loss on debt extinguishment	3,083	4,654
Gain on disposal of fixed assets	(108)	-
Impairment of operating lease right-of-use assets	9	-
Share-based compensation expense	983	1,921
Inventory related write-downs	27	-
Acquisition-related costs	1,727	-
Restructuring charges	1,139	-
Adjusted EBITDA	$(17,202)	$(10,711)